Exhibit 17
DIVERSIFIED INVESTORS STRATEGIC VARIABLE FUNDS
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENT, that the undersigned hereby makes, constitutes and appoints JOHN K. CARTER, DENNIS P. GALLAGHER and ELIZABETH L. BELANGER her true and lawful attorney-in-fact and agent in her name, place and stead and on her behalf (a) to sign and cause to be filed registration statements of Diversified Investors Strategic Variable Funds (the “Fund”) under the Securities Act of 1933 and the Investment Company Act of 1940, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorney may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind he or she may elect, for the purpose of complying with the laws of any state relating to the sale of securities of the Fund, hereby ratifying and confirming all actions of any of said attorney and agent hereunder.
     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney in the capacity and on the date indicated.

Date: March 1, 2008	/s/ Sandra N. Bane
Sandra N. Bane, Trustee